Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-269080) and Form S-3 (File No. 333-267268 and File No. 333-262727) with respect to our audits of the financial statements of Cuentas, Inc. as of December 31, 2021 and for the year in the period ended December 31, 2021, which report is included in this Annual Report on Form 10-K of Cuentas, Inc. for the year ended December 31, 2022.

/s/ Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

March 31, 2022